UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERICAN PENSION INVESTORS TRUST

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AMERICAN PENSION INVESTORS TRUST

Yorktown Capital Income Fund

a series of

American Pension Investors Trust

2303 Yorktown Avenue

Lynchburg, Virginia 24501

Dear Shareholder:

We are writing to let you know about important developments involving the Yorktown Capital Income Fund (the “Fund”). Yorktown Management & Research Company, Inc. (“Yorktown”), the investment advisor to the Yorktown Funds, after careful consideration, has proposed that the Fund’s investment objective be changed. As a shareholder of the Fund, you are being asked to vote on this proposal.

The new investment objective will be to seek current income consistent with the preservation of capital. The change in investment objective is designed to allow the Fund to focus its investments in short term fixed income securities to preserve capital and provide ongoing income. The current investment objective of the Fund is to provide high current income, as well as growth of capital and income. The reasons for the proposed change are discussed in the proxy, which we urge you to read carefully.

On January 24, 2019 at 10:00 a.m., at the offices of Yorktown, the Trust’s investment adviser, 2303 Yorktown Avenue, Lynchburg, VA 24501, a Special Meeting of Shareholders of the Fund will be held. The purpose of the meeting is to consider and approve changing the Fund’s investment objective.

Formal notice of this Meeting appears in the enclosed Proxy Statement. The Board of Trustees believes that this change is in the best interests of shareholders of the Fund and has unanimously recommended that shareholders vote “FOR” the proposal.

The Board of Trustees of the Trust has fixed the close of business on November 19, 2018 as the record date for the Meeting. Shareholders of record on that date are entitled to notice of, and to vote at the Meeting. Your vote is important no matter how many shares you own. In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:
1)	Read the Proxy Statement and have the enclosed proxy card at hand	1)	Read the Prospectus/Proxy Statement and have the enclosed proxy card at hand
2)	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	2)	Go to the website that appears on the enclosed proxy card and follow the simple instructions

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Prospectus/Proxy Statement carefully before you vote.

If you have any questions after considering the enclosed materials or to quickly vote your shares, please do not hesitate to call Okapi Partners LLC, our proxy solicitation firm, toll-free at 855-305-0857. Thank you for your participation and for your continued support.

Respectfully,

David D. Basten

President, Yorktown Capital Income Fund

Proxy Statement

December 12, 2018

Important Voting Information Inside

Yorktown Capital Income Fund

A Series of American Pension Investors Trust

Please vote immediately!

You can vote through the internet, by telephone, or by mail.

Details on voting can be found on your proxy card.

American Pension Investment Trust

2303 Yorktown Avenue

Lynchburg, VA 24501

SPECIAL MEETING OF THE SHAREHOLDERS OF

Yorktown Capital Income Fund

Important Voting Information Inside

TABLE OF CONTENTS

Notice of Special Meeting of Shareholders

Important Information to Help You Understand the Proposals

Proxy Statement

Proposal 1:	To approve changing the Fund’s Principal Investment Objective.

Proposal 2:	To transact any other business, not currently contemplated, that may properly come before the special meeting of shareholders or any adjournment thereof in the discretion of the proxies or their substitutes.

Proposal 3:	To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposals 1 and 2.

Outstanding Shares and Voting Requirements

Additional Information on the Operation of the Trust

Other Matters

Proxy Card

NOTICE OF SPECIAL MEETING

of the

SHAREHOLDERS OF

YORKTOWN CAPITAL INCOME FUND

2303 Yorktown Avenue

Lynchburg, VA 24501

Toll Free 1-800-544-6060

American Pension Investors Trust (the “Trust”) is holding a Special Meeting of Shareholders (the “Meeting”) of the Yorktown Capital Income Fund (the “Fund,”), to be held at 10:00 a.m., Eastern Time, on January 24, 2019 at the offices of the Trust, located at 2303 Yorktown Avenue, Lynchburg, Virginia, 24501, to vote on the proposals listed below.

The Trust is a Massachusetts business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of seven funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees.

The Yorktown Capital Income Fund (the “Fund”), which is the subject of this Special Meeting, offers Class A shares, which are sold to the public with a front-end sales charge, Class L Shares, which are sold to the public and have no sales charges and no deferred sales charges, but do charge an ongoing distribution and servicing (i.e., 12b-1) fee, and Institutional Class Shares, which are sold without a contingent deferred sales charge or an ongoing distribution and servicing (12b-1) fee.

This Special Meeting is being held for all Fund shareholders, without regard to share class.

The Meeting is being held so that shareholders can vote on the following proposals:

Proposal 1:	To approve changing the Fund’s Investment Objective;

Proposal 2:	To transact any other business, not currently contemplated, that may properly come before the special meeting of shareholders; and

Proposal 3:	To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposals 1 and 2.

The Board of Trustees of the Trust has fixed the close of business on November 19, 2018 as the record date for the Meeting. Shareholders of record on that date are entitled to notice of, and to vote at the Meeting. Your vote is important no matter how many shares you own. In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:
1)	Read the Prospectus/Proxy Statement and have the enclosed proxy card at hand	1)	Read the Prospectus/Proxy Statement and have the enclosed proxy card at hand
2)	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	2)	Go to the website that appears on the enclosed proxy card and follow the simple instructions

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote. If you have any questions after considering the enclosed materials or to quickly vote your shares, please do not hesitate to call Okapi Partners, LLC, our proxy solicitation firm toll-free at 855-305-0857.

Please take this opportunity to vote. Thank you for your participation and for your continued support.

Your vote on each proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO VOTE BY SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

David D. Basten

Chairman

December 12, 2018

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND THE PROPOSALS

While we encourage you to carefully read the entire text of the Proxy Statement, for your convenience we have provided answers to some of the most frequently asked questions, and a brief summary of the proposals we are asking you to approve.

QUESTIONS AND ANSWERS

Q: Why did I get this package of materials?

A: A special meeting of shareholders of Yorktown Capital Income Fund (the “Fund”) is scheduled to be held at 10:00 a.m., Eastern Time, on January 24, 2019. According to our records, you are a shareholder of record in the Fund as of the Record Date for this meeting.

PROPOSAL 1: Change of Fund’s Investment Objective

Q: Why am I being asked to approve changing the Fund’s Investment Objective?

A: The Trust is asking the Fund’s shareholders to approve a change to the Fund’s investment objective. The Fund’s current investment objective is; “High current income, as well as growth of capital and income.” The Trust is seeking to change the Fund’s investment objective to state: “The Fund’s investment objective is current income consistent with the preservation of capital.” The Fund’s shareholders are being asked to approve this change because the Fund’s investment objective is a fundamental policy of the Fund, and the law requires that the Fund’s shareholders approve any change. The proxy statement contains a discussion of the reasons for the proposed change and the effects of the change on the Fund’s investment strategies and risks.

Q: Will any other policies of the Fund change?

A: Yes, the Board of Trustees has approved certain other changes that will take effect only if shareholders approve the proposed change to the Fund’s fundamental investment objective. These include renaming the Fund as the “Yorktown Ultra Short Term Bond Fund” and adopting new investment strategies and policies consistent with its new name.

Q: How does the Board of Trustees recommend that I vote?

A: After careful consideration, the Board of Trustees unanimously recommends that you vote FOR the proposal. The various factors that the Board of Trustees considered in making these determinations are described in the Proxy Statement.

Q: What is the required vote for Proposal 1?

A: A quorum is the number of shares legally required to be at a meeting in order to conduct business. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Fund entitled to vote is necessary to constitute a quorum at the Meeting. Proxies properly executed and marked with a negative vote or an abstention will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. If the Meeting is called to order but a quorum is not present at the Meeting, the persons named as proxies may vote those proxies that have been received to adjourn the Meeting to a later date. If a quorum is present at the Meeting but sufficient votes to approve Proposal 1 are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies received that voted in favor of Proposal 1 in favor of such an adjournment as to Proposal 1 and will vote those proxies received that voted against Proposal 1 against any such adjournment.

To approve Proposal 1, the Fund must receive an affirmative vote of a “majority of the outstanding securities of the Fund”, which is defined in the Investment Company Act of 1940 as the lesser of (A) 67% or more of the outstanding voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of a majority of the outstanding shares of the Fund. For purposes of this vote, all of the Fund’s share classes will vote together.

Abstentions and “broker non-votes” are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to the proposal. “Broker non-votes” are shares held by a broker or nominee for which an executed proxy is received by Okapi Partners, but are not voted because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Accordingly, abstentions and “broker non-votes” will effectively be a vote against the proposal, for which the required vote is a percentage of the outstanding voting shares and will have no effect on a vote for adjournment.

Q: What will happen if there are not enough votes to hold the Meeting?

A: It is important that shareholders vote by telephone, internet or complete and return signed proxy cards by mail or fax promptly, but no later than January 23, 2019, to ensure there is a quorum for the Meeting. You may be contacted by a representative of the Trust or the Adviser or a proxy solicitor, if we do not hear from you. If we have not received sufficient votes to have a quorum at the Meeting or have not received enough votes to approve one or more of the Proposals, we may adjourn the Meeting to a later date so we can continue to seek more votes.

Q: Whom should I call for additional information about the Proxy Statement?

A: If you have any questions after considering the enclosed materials or to quickly vote your shares, please do not hesitate to call Okapi Partners LLC, our proxy solicitation firm, toll-free at 855-305-0857.

AMERICAN PENSION INVESTORS TRUST

SPECIAL MEETING OF SHAREHOLDERS OF

THE YORKTOWN CAPITAL INCOME FUND

To Be Held on January 24, 2019

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board of Trustees”) of American Pension Investors Trust (the “Trust”) for use at the Special Meeting of Shareholders (the “Meeting”) of the Yorktown Capital Income Fund (the “Fund”), to be held at 10:00 a.m., Eastern Time, on January 24, 2019 at the offices of the Trust, located at 2303 Yorktown Avenue, Lynchburg, Virginia 24501 or at any adjournment thereof. The principal business address of the Fund is 2303 Yorktown Avenue, Lynchburg, Virginia 24501.

As described in more detail below, at the Meeting, the Fund’s shareholders are being asked to consider the following proposals:

Proposal 1:	To approve changing the Fund’s investment objective.

Proposal 2:	To transact any other business, not currently contemplated, that may properly come before the special meeting of shareholders.

Proposal 3:	To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposals 1 and 2.

Your proxy, if properly executed, duly returned and not revoked, will be voted in accordance with your directions on the proxy. If you properly execute and return your proxy but do not provide instructions with respect to a proposal, your proxy will be voted for that proposal. You may revoke a proxy at any time prior to the Meeting by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the Meeting in person. This Proxy Statement and proxy card were first mailed to shareholders on or about December 18, 2018.

The Adviser will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred by the Fund in connection with matters presented to the Meeting, including the fees and expenses of counsel to the Trust and its Independent Trustees.

The Trust has retained Okapi Partners LLC (“Okapi Partners”) to solicit proxies for the Meeting. Okapi Partners is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting broker-dealer firms, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of these services is approximately $18,584.00 and such cost will be paid by the Adviser.

In addition to solicitation through the mail, proxies may be solicited by representatives of the Fund without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. It is anticipated that broker-dealer firms, custodians, nominees, fiduciaries and other financial institutions will be requested to forward proxy materials to beneficial owners and to obtain approval for the execution of proxies.

If Proposal 1 is approved by the shareholders, the new investment objective will go into effect upon the SEC effectiveness of the updated prospectus and statement of additional information for the Fund which is expected to be on or about February 1, 2019.

PROPOSAL 1:	TO APPROVE CHANGING THE FUND’S INVESTMENT OBJECTIVE.

Background and Discussion:

The Fund’s current investment objective is to seek “High current income, as well as growth of capital and income”. The Trust is asking the Fund’s shareholders to approve changing the Fund’s investment objective to state, “The Fund’s investment objective is to seek current income consistent with the preservation of capital”. The new investment objective will be a fundamental objective of the Fund.

The most significant aspect of the change in investment objective is the elimination of growth of capital and income as an objective of the Fund. The Fund would change from being a fund with allocations to dividend paying equity securities and to fixed income securities to become an ultra short bond fund. The Fund will no longer have the risks associated with an equity fund and will be solely subject to the risks associated with fixed income securities. If the Fund’s shareholders approve the change, the Fund’s objective will be to seek current income consistent with the preservation of capital. What will change will be the focus of the Adviser’s investments. The adviser will now focus solely on fixed income securities.

If the Fund’s investment objective is changed, the investment strategies and risks of the Fund will change as well. In the table below, the Fund’s investment strategies and risks are set forth, as currently stated and as would become effective if the Fund’s investment objective is changed.

INVESTMENT OBJECTIVE

CURRENT	PROPOSED
“High current income, as well as growth of capital and income.”	“The Fund’s investment objective is to seek current income consistent with the preservation of capital.”

INVESTMENT STRATEGIES
CURRENT	PROPOSED

The Capital Income Fund invests in securities that, in the Adviser’s opinion, offer the opportunity for high current income or growth of capital and income.

The Capital Income Fund may invest in the common stock of U.S. and foreign issuers and in other U.S. and foreign securities, including securities convertible into common stock and securities issued through private placements; securities issued by Underlying Funds that seek to achieve an objective of total return by investing in income-producing equity securities (including dividend-paying common stocks and convertible securities), long-, intermediate- or short-term bonds and other fixed-income securities (such as U.S. Government securities, corporate bonds, commercial paper and preferred stocks); ETF’s; real estate investment trusts and other issuers that invest, deal, or otherwise engage in transactions in real estate; debt securities; and other instruments.

The Adviser invests directly in equity or debt securities when it believes attractive investment opportunities exist. Attractive investments are securities that have been identified by the Adviser as trading below their current intrinsic value and that possess fundamental attributes that, in the Adviser’s opinion, indicate significant long-term growth and income potential. Although the

Adviser considers ratings in determining whether securities convertible into common stock or debt securities are appropriate investments for the Capital Income Fund, such securities may include investments rated below investment grade, commonly known to as “junk bonds.” When investing in Underlying Funds, the Adviser considers, among other things, the Underlying Funds’ past performance and their investment objectives and policies, the investment style, reputation and quality of their investment advisers and the Underlying Funds’ size and cost structure. The Adviser selects ETF’s in which to invest based on a number of factors, including an analysis of their past performance, market sector and liquidity. Through direct investments and indirect investments in Underlying Funds, and ETF’s, the Capital Income Fund may have significant exposure to foreign securities, high yield securities and equity-based, income producing securities.

The Adviser may sell a security or redeem shares of an Underlying Fund given a variety of circumstances, such as: when an investment no longer appears to the Adviser to offer the potential to achieve the Capital Income Fund’s investment objective; when an investment’s performance does not meet the Adviser’s expectations; when an investment opportunity arises that the Adviser believes is more compelling; to realize gains or limit losses; or to raise cash to meet shareholder redemptions or to pay expenses.

Under normal circumstances, the Ultra Short Term Bond Fund invests at least 80% of its assets in fixed income securities that, in the Adviser’s opinion, offer the opportunity for income consistent with preservation of capital.

The Adviser exercises a flexible strategy in the selection of various types of debt (or fixed income) investments and is not limited by investment style, sector or asset class. The fund seeks to provide diversification by allocating the Fund’s investments among various areas of the fixed income markets.

The Fund primarily invests in the investment grade debt securities of various types. Such investments primarily include (but not limited to):

•     Corporate debt of U.S. and foreign (including emerging market) issuers that are denominated in U.S. Dollars;

•     Mortgage-backed and other asset-backed securities, including privately issued mortgage-related securities and commercial mortgage-backed securities (privately issued mortgage-related securities are limited to not more than 5% of the Fund’s total assets);

•     Securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises;

•     Bonds of foreign government issuers (including its agencies) payable in U.S. dollars;

•     Inflation linked investments; and

•     Taxable municipal bonds and/or tax-exempt municipal bonds.

Although the Ultra Short Term Bond Fund invests primarily in investment-grade debt securities (as designated by S&P, Moody’s or Fitch), it may invest a portion of its net assets in securities rated below investment grade. Normally, we would expect the majority of these investments to be rated in the top tier of below investment grade (i.e. BB designations by S&P); however, the Fund may invest up to 100% of its net assets in securities rated BBB/Baa by an independent rating agency or determined by Yorktown to be of comparable quality.

Additionally, the Fund may invest a portion of its net assets in any one or a combination of the following types of fixed income securities including (but not limited to):

•     Preferred stock, baby bonds;

The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. When the Fund takes a defensive position, the Fund’s assets may be held in cash and/or invested in money market mutual funds, money market instruments, including repurchase agreements or other short-term securities considered by the Adviser to be of a defensive nature. When the Fund is invested in this manner, it may not achieve its investment objective.

•     High-yield debt securities (commonly referred to as ‘‘lower-rated’’ or ‘‘junk” bonds);

•     Senior loans, including bridge loans, assignments, and participations;

•     Non-rated securities for S&P, Moody’s or Fitch;

•     Convertible securities, including convertible bonds and preferred stocks; and

•     Commercial Paper.

The Fund attempts to manage interest rate risk through its management of dollar-weighted average modified duration of the securities it holds in its portfolio. Dollar-weighted is based on the percentage of the investment in the portfolio. We prefer to use modified duration so that market expectations of call schedules to cash flows give an accurate picture of what is expected. Using this approach of duration versus maturity, we think gives the fund the benefit of managing interest rate risk when taking into consideration various bond structures – for example floating rate bonds. Under normal conditions, the Fund’s portfolio will have a modified duration of 0-1 year. The Fund also attempts to manage risk through credit analysis with a focus on company assets, free cash flow, capital stock, earnings, economic prospects and debt structure. While not limited by these factors the goal of all investments is to provide a reasonable amount of income with the barbell of capital preservation. This means that while the Fund will put an emphasis on preservation of capital, the Fund will weight that objective versus the income the Fund expects to receive. To this end, the Fund does not attempt to purchase securities with a plan to quickly turnover those assets.

The Adviser may sell a security given a variety of circumstances, such as: when an investment no longer appears to the Adviser to offer the potential to achieve the Fund’s investment objective; when an investment’s performance does not meet the Adviser’s expectations; when an investment opportunity arises that the Adviser believes is more compelling; to realize gains or limit losses; or to raise cash to meet shareholder redemptions or to pay expenses.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. When the Fund takes a defensive position, the Fund’s assets may be held in up to 100% cash and/or invested in money market mutual funds, money market instruments, including repurchase agreements or other short-term securities considered by the Adviser to be of a defensive nature. When the Fund is invested in this manner, it may not achieve its investment objective.

INVESTMENT RISKS
CURRENT	PROPOSED

General Risks. There is a risk that you could lose all or a portion of your investment in the Fund. The value of your investment in the Fund will go up and down with the prices of the securities in which the Fund invests.

Equity Security Risk. Prices of equity securities generally fluctuate more than those of other securities, such as debt securities. Market risk, the risk that prices of securities will decrease because of the interplay of market forces, may affect a single issuer, industry or sector of the economy or may affect the market as a whole.

Company Risk. The Fund may invest in securities that involve certain special circumstances that the Adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns.

Investment Company Risk. Any investment in an open-end or closed-end investment company involves risk and, although the Fund invests in a number of Underlying Funds, this practice does not eliminate investment risk. The value of shares of an Underlying Fund will go up and down in response to changes in the value of its portfolio holdings.

General Risks. There is a risk that you could lose all or a portion of your investment in the Fund. The value of your investment in the Fund will go up and down with the prices of the securities in which the Fund invests.

~~Equity Security Risk. Prices of equity securities generally fluctuate more than those of other securities, such as debt securities. Market risk, the risk that prices of securities will decrease because of the interplay of market forces, may affect a single issuer, industry or sector of the economy or may affect the market as a whole.~~

~~Company Risk. The Fund may invest in securities that involve certain special circumstances that the Adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns.~~

~~Investment Company Risk. Any investment in an open-end or closed-end investment company involves risk and, although the Fund invests in a number of Underlying Funds, this practice does not eliminate investment risk. The value of shares of an Underlying Fund will go up and down in response to changes in the value of its portfolio holdings.~~

Underlying Fund Risk. None of the Underlying Funds are or will be affiliated with the Fund or the Adviser. Therefore, investment decisions by the investment advisers of the Underlying Funds are made independently of the Fund and the Fund’s Adviser. The investment adviser of one Underlying Fund may be purchasing securities of the same issuer whose securities are being sold by the investment adviser of another Underlying Fund. The result of this would be an indirect expense to the Fund without accomplishing any investment purpose.

Closed-End Fund Risk. Shares of closed-end funds frequently trade at a price per share that is less than the net asset value per share. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease or that when the Fund seeks to sell shares of a closed-end fund it can receive the net asset value of those shares.

Business Development Companies Risk. Business Development Companies (“BDC’s”) are a specialized form of closed-end fund that invest generally in small developing companies and financially troubled businesses. BDC’s invest in private companies and thinly traded securities of public companies, including debt instruments. Generally, little public information exists for private and thinly traded companies and there is a risk that investors may not be able to make fully informed investment decisions. Many debt investments in which a BDC may invest will not be rated by a credit rating agency and will be below investment grade quality. Risks faced by BDC’s include: competition for limited BDC investment opportunities; the liquidity of a BDC’s private investments; uncertainty as to the value of a BDC’s private investments; risks associated with access to capital and leverage; and reliance on the management of a BDC. A Fund’s investments in BDC’s are similar and include portfolio company risk, leverage risk, market and valuation risk, price volatility risk and liquidity risk.

Exchange Traded Fund Risk. ETF’s and index funds are not managed in the traditional sense, using economic, financial and market analysis, and the adverse financial situation of an issuer will not directly result in its elimination from the index. In addition, investments in ETF’s involve risks similar to investments in closed-end funds including, but not limited to, the possibility that the shares of ETF’s may trade at a market discount.

~~Underlying Fund Risk. None of the Underlying Funds are or will be affiliated with the Fund or the Adviser. Therefore, investment decisions by the investment advisers of the Underlying Funds are made independently of the Fund and the Fund’s Adviser. The investment adviser of one Underlying Fund may be purchasing securities of the same issuer whose securities are being sold by the investment adviser of another Underlying Fund. The result of this would be an indirect expense to the Fund without accomplishing any investment purpose.~~

~~Closed-End Fund Risk. Shares of closed-end funds frequently trade at a price per share that is less than the net asset value per share. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease or that when the Fund seeks to sell shares of a closed-end fund it can receive the net asset value of those shares.~~

~~Business Development Companies Risk. Business Development Companies (“BDC’s”) are a specialized form of closed-end fund that invest generally in small developing companies and financially troubled businesses. BDC’s invest in private companies and thinly traded securities of public companies, including debt instruments. Generally, little public information exists for private and thinly traded companies and there is a risk that investors may not be able to make fully informed investment decisions. Many debt investments in which a BDC may invest will not be rated by a credit rating agency and will be below investment grade quality. Risks faced by BDC’s include: competition for limited BDC investment opportunities; the liquidity of a BDC’s private investments; uncertainty as to the value of a BDC’s private investments; risks associated with access to capital and leverage; and reliance on the management of a BDC. A Fund’s investments in BDC’s are similar and include portfolio company risk, leverage risk, market and valuation risk, price volatility risk and liquidity risk.~~

~~Exchange Traded Fund Risk. ETF’s and index funds are not managed in the traditional sense, using economic, financial and market analysis, and the adverse financial situation of an issuer will not directly result in its elimination from the index. In addition, investments in ETF’s involve risks similar to investments in closed-end funds including, but not limited to, the possibility that the shares of ETF’s may trade at a market discount.~~

Debt Security Risk. The values of debt securities held by the Fund are affected by rising and declining interest rates. In general, debt securities with longer term maturities tend to fall more in value when interest rates rise than debt securities with shorter terms. A debt security is also subject to credit risk, which is the possibility that the credit strength of an issuer will weaken and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default, and therefore it may lose value if the issuer is unable to pay interest or repay principal when it is due.

Junk Bonds or High Yield, High Risk Securities Risk. Bonds rated below investment grade (i.e., BB or lower by S&P or Ba or lower by Moody’s) are speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated fixed income securities.

Foreign Securities Risk. The Fund’s direct or indirect investments in foreign securities, including depositary receipts, involve risks not associated with investing in U.S. securities that can adversely affect the Fund’s performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile and subject to less government supervision than domestic markets. The value of the Fund’s investment may be negatively affected by changes in the exchange rates between the U.S. dollar and foreign currencies. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle.

Emerging Market Risk. There are greater risks involved in investing in emerging market countries and/or their securities markets. Generally, economic structures in these countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investment in certain issuers or industries.

Debt Security Risk. The values of debt securities held by the Fund are affected by rising and declining interest rates. In general, debt securities with longer term maturities tend to fall more in value when interest rates rise than debt securities with shorter terms. A debt security is also subject to credit risk, which is the possibility that the credit strength of an issuer will weaken and/or an issuer of a debt security will fail to make timely payments of principal or interest and the security will go into default, and therefore it may lose value if the issuer is unable to pay interest or repay principal when it is due.

Junk Bonds or High Yield, High Risk Securities Risk. Bonds rated below investment grade (i.e., BB or lower by S&P or Ba or lower by Moody’s) are speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated fixed income securities.

Foreign Securities Risk. The Fund’s direct or indirect investments in foreign securities, including depositary receipts, involve risks not associated with investing in U.S. securities that can adversely affect the Fund’s performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile and subject to less government supervision than domestic markets. The value of the Fund’s investment may be negatively affected by changes in the exchange rates between the U.S. dollar and foreign currencies. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle.

~~Emerging Market Risk. There are greater risks involved in investing in emerging market countries and/or their securities markets. Generally, economic structures in these countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investment in certain issuers or industries.~~

Small-Cap Company Risk. The Fund’s investments in small-cap companies may involve greater risks than investments in larger, more established issuers. Smaller companies generally have narrower product lines, more limited financial resources and more limited trading markets for their stock, as compared with larger companies. Their securities may be less well-known and trade less frequently and in more limited volume than the securities of larger, more established companies.

Real Estate Investment Trusts. Investments in real estate investment trusts and other issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein expose the Fund to risks similar to investing directly in real estate and the value of these investments may be affected by changes in the value of the underlying real estate, the creditworthiness of the issuer of the investments, and changes in property taxes, interest rates and the real estate regulatory environment.

Convertible Securities Risk. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt. The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted into or exchanged for the underlying common stock. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

~~Small-Cap Company Risk. The Fund’s investments in small-cap companies may involve greater risks than investments in larger, more established issuers. Smaller companies generally have narrower product lines, more limited financial resources and more limited trading markets for their stock, as compared with larger companies. Their securities may be less well-known and trade less frequently and in more limited volume than the securities of larger, more established companies.~~

~~Real Estate Investment Trusts. Investments in real estate investment trusts and other issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein expose the Fund to risks similar to investing directly in real estate and the value of these investments may be affected by changes in the value of the underlying real estate, the creditworthiness of the issuer of the investments, and changes in property taxes, interest rates and the real estate regulatory environment.~~

Convertible Securities Risk. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt. The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted into or exchanged for the underlying common stock. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

As you can see from the above tables, if the Fund’s investment objective is changed, the Fund will cease to invest in securities that are designed to produce high current income or growth of capital and income and will focus its investments in fixed income securities that offer the opportunity for income consistent with preservation of capital. As a result of those investment changes, the Fund’s risks that are related to current income and growth of capital and income will be eliminated, and the Fund’s risks related to fixed income securities will remain. The Adviser does not believe that the debt investments present, or in the future will present, liquidity risks.

Board Considerations and Recommendations:

The Board of Trustees of the Trust at a Board meeting held on September 12, 2018 and through a memorandum provided by the Adviser to the Trustees on November 2, 2018, considered, among other matters, the Adviser’s recommendation that the Fund’s investment objective be changed. Officers of the Adviser made a presentation to the Board and noted that the Yorktown Capital Income Fund is a small fund whose assets continue to shrink. The Adviser believes that it is in the shareholders’ best interest to shift the Fund’s investment strategies to a set of strategies that would be attractive to a larger group of shareholders and that is therefore more likely to grow and achieve economies of scale. The Adviser reported that in its discussions with potential investors, the idea of modifying the Yorktown Capital Income Fund had been very well received. On November 2, 2018, the Board of Trustees unanimously approved a change in the investment objective.

After full and careful consideration, the Board of Trustees unanimously approved the proposed investment objective and recommends that the Fund’s shareholders vote FOR the proposed change of investment objective.

PROPOSAL 2:	TO TRANSACT ANY OTHER BUSINESS, NOT CURRENTLY CONTEMPLATED, THAT MAY PROPERLY COME BEFORE THE MEETING.

The proxy holders have no present intention of bringing any other matter before the Meeting other than the matters described herein or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

PROPOSAL 3:	TO APPROVE ADJOURNMENTS OF THE MEETING FROM TIME TO TIME TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO CONSTITUTE A QUORUM OR TO APPROVE PROPOSALS 1 AND 2.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

Record Date. The Board of Trustees has fixed the close of business on November 19, 2018 (the “Record Date”) as the record date for determining shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 721,896.956 outstanding shares of beneficial interest of the Fund. Each share is entitled to one vote, with proportionate voting for fractional shares.

5% Shareholders. As of the Record Date, the following shareholders owned of record more than 5% of the outstanding shares of the Fund. No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Fund on the Record Date.

Name and Address of Record Owner	Share Class	Shares Owned	Percentage Ownership of Share Class
Raymond James 880 Carillon Pkwy Saint Petersburg, FL 33716	A	7,643.408	7.21%
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	A	22,494.373	21.21%
National Financial Services, LLC 499 Washington Blvd Jersey City, NJ07310	L	23,637.582	7.69%
Charles Mann TTEE and Jeri Mann TRST Mann Family Trust UA DTD 06 04 1985 930 Tahoe Boulevard 802 521 Incline Village, NV 89451	I	15,512.789	5.03%
Yorktown Master Allocation Fund 2303 Yorktown Ave Lynchburg, VA 24501	I	183,201.324	59.39%

Quorum. A quorum is the number of shares legally required to be at a meeting in order to conduct business, which is more than 50% of the outstanding shares of the Fund at the meeting. The favorable vote of a “majority of the outstanding shares” of the Fund is required to approve the Proposal. The vote of a “majority of the outstanding shares” means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding shares. Proxies properly executed and marked with a negative vote or an abstention will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. If the Meeting is called to order but a quorum is not present at the Meeting, the persons named as proxies may vote those proxies that have been received with respect to adjournment of the Meeting to a later date. If a quorum is present at the Meeting but sufficient votes to approve the proposals described herein are not received, the persons named as proxies may propose one or more adjournments of the Meeting not to exceed 120 days from the record date for the meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies received that voted in favor of a proposal in favor of such an adjournment for the proposal and will vote those proxies received that voted against the proposal against any such adjournment.

Abstentions and “broker non-voters” are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to the proposal. “Broker non-votes” are shares held by a broker or nominee for whom an executed proxy is received by the Trust, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Notwithstanding the foregoing, “broker non-votes” will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn the Meeting. Accordingly, abstentions and “broker non-votes” will effectively be a vote against the proposal, for which the required vote is a percentage of the outstanding voting shares and will have no effect on a vote for adjournment.

Trustee Votes. The Trustees intend to vote all of their shares in favor of the proposals described herein. On the Record Date, the Trustees and officers of the Trust as a group owned of record and/or beneficially more than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION ON THE OPERATION OF THE FUND

Service Providers. The following table identifies certain of the service providers for the Fund. The address of the Distributor and Transfer Agent is 225 Pictoria Drive, Suite 450, Cincinnati Ohio 45246.

(Both Funds)
Distributor:	Unified Financial Securities, Inc.
Transfer Agent:	Ultimus Asset Services, LLC
Custodian:	Huntington National Bank, N.A.
Independent Registered Public Accountant:	Tait, Weller & Baker, LLP

Independent Registered Public Accounting Firm

The Audit Committee and the Board of Trustees have selected Tait, Weller and Baker LLP, 1818 Market Street, Philadelphia, Pennsylvania 19103, to serve as the Trust’s independent registered public accounting firm for the fiscal year ending January 31, 2019. Representatives of Tait, Weller & Baker are not expected to be present at the Meeting although they will have an opportunity to attend and to make a statement, if they desire to do so. If representatives of Tait, Weller & Baker, LLP are present at the Meeting, they will be available to respond to appropriate questions from shareholders.

Fees Billed by Tait. Weller & Baker LLP to the Trust During the Previous Two Fiscal Years
Audit Fees	The aggregate fees billed for professional services rendered by Tait, Weller & Baker, LLP for the audit of the annual financial statements of the Trust or for services that are normally provided by Tait, Weller & Baker, LLP in connection with statutory and regulatory filings or engagements were $8,281 with respect to the fiscal year ended January 31, 2017 and $7,629 with respect to the fiscal year ended January 31, 2018.
Audit-Related Fees	No fees were billed in either of the last two fiscal years for assurance and related services by Tait, Weller & Baker, LLP that are reasonably related to the performance of the audit of the Trust’s financial statements and are not reported as “Audit Fees” in the preceding paragraph.
Tax Fees	The aggregate fees billed for the fiscal years ended January 31, 2018 and January 31, 2017 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were $23,000 and $23,000, respectively.
All Other Fees	No fees were billed in either of the last two fiscal years for products and services provided by Tait, Weller & Baker, LLP other than the services reported above.
Aggregate Non-Audit Fees	No fees were billed in either of the last two fiscal years for non-audit services by Tait, Weller & Baker, LLP rendered to the Trust and any entity controlling, controlled by, or under common control with the Trust that provides ongoing services to the Trust.

Audit Committee Pre-Approval Policies and Procedures. The Trust’s Audit Committee has established policies and procedures pursuant to which services performed by the Trust’s independent registered public accounting firm may be pre-approved. Such services include audit, audit-related, tax and other services. Pre-approval considerations include whether the proposed services are consistent with SEC rules on auditor independence and whether the accounting firm is best positioned to provide the most efficient services.

Annual and Semi-Annual Reports

The Trust will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report succeeding such annual report, if any, upon request. To request the annual or semi-annual report, please call us toll free at 1-800-544-6060, or write to the Trust at 2303 Yorktown Avenue, Lynchburg, VA 24501. The Fund’s most recent annual and semi-annual reports are available for download at www.yorktownfunds.com

OTHER MATTERS

Shareholder Proposals

As a Massachusetts business trust, the Trust does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of Trustees does not believe a formal process for shareholders to send communications to the Board of Trustees is appropriate due to the infrequency of shareholder communications to the Board of Trustees. The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s proxy statement for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Annual meetings of shareholders of the Funds are not required as long as there is no particular requirement under the 1940 Act or the Declaration of Trust, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to David D. Jones, Secretary of the Trust, 2303 Yorktown Avenue, Lynchburg, VA 24501.

Shareholder Communications with Trustees

Shareholders who wish to communicate with the Board or individual Trustees should write to the Board or the particular Trustee in care of the Funds, at the offices of the Trust as set forth below. All communications will be forwarded directly to the Board or the individual Trustee. Shareholders also have an opportunity to communicate with the Board at shareholder meetings. The Trust does not have a policy requiring Trustees to attend shareholder meetings.

Proxy Delivery

The Trust may only send one proxy statement to shareholders who share the same address unless the Fund has received different instructions from one or more of the shareholders. The Fund will deliver promptly to a shareholder, upon oral or written request, a separate copy of the proxy statement to a shared address to which a single copy of this proxy statement was delivered. By calling or writing the Fund, a shareholder may request separate copies of future proxy statements, or if the shareholder is receiving multiple copies of the proxy statement now, may request a single copy in the future. To request a paper or e-mail copy of the proxy statement or annual report at no charge, or to make any of the aforementioned requests, write to the Fund at 2303 Yorktown Avenue, Lynchburg, VA 24501, or call the Funds toll-free at 1-800-544-6060.

By Order of the Board of Trustees,

David D. Basten President, Yorktown Capital Income Fund

December 12, 2018

Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may also vote by telephone or through the Internet by following the instructions on your proxy card.

PROXY PROXY

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the Yorktown Capital Income Fund (the "Fund"), a series of one of the American Pension Investors Trust (the "Trust"), hereby appoints Austin D. Basten and Kenan Bell or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on January 24, 2019 at 10:00 a.m., Eastern Time, or at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL #:

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

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Signature(s) (Title(s), if applicable)

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Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

<u>THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:</u>

1. **<u>By Phone:</u>** Call Okapi Partners toll-free at: **855-305-0857** to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

<u>OR</u>

2. **<u>By Internet:</u>** Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/YORKTOWN2019 and follow the simple on-screen instructions.

<u>OR</u>

3. **<u>By Mail:</u>** Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on <u>January 24, 2019</u>